Exhibit 99.1

Martin Kay Named CEO of Netcapital Inc.

Former Accenture Executive to Lead Company’s Continued Expansion

Dr. Cecilia Lenk Assumes Position of CEO of Netcapital Advisors

BOSTON, MA – January 4, 2023 – Netcapital Inc. (Nasdaq: NCPL, NCPLW) (the “Company”), a digital private capital markets ecosystem, today announced the appointment of Company director Martin Kay as Chief Executive Officer, effective January 3, 2023. In addition, the Company also announced that Dr. Cecilia Lenk, CEO of the Company since 2017, will assume the position of CEO of Netcapital Advisors Inc., the Company’s wholly-owned subsidiary.

The appointment comes at a timely moment for the Company, as the current economic landscape has many investors reevaluating their portfolios and exploring alternative investment opportunities. Specifically, continued growth in demand among retail investors for exposure to startups and private capital markets more broadly has placed a premium on services provided by the Company, as well as prompted a need for more mature scalability, operations, and connections across the startup, advisor, and investor communities.

“Martin’s counsel has been invaluable since he was appointed to the Company’s board of directors earlier this year, and we’re delighted to further benefit from his expertise as he becomes the Company’s new CEO,” said Dr. Cecilia Lenk. “His leadership experience - ranging from director and partner roles at Accenture, IBM and Bain & Company, to front line exposure as a venture investor, CEO and CRO - makes him ideally suited for this role, and I look forward to continuing our close collaboration as I turn my focus to scaling the Netcapital Advisors growth platform.”

Martin Kay joined the Company’s board of directors in May 2022, after three decades as a successful leader, investor, advisor, and operator in early-stage digital ventures, including the original napster. Most recently Mr. Kay was a Managing Director with Accenture Strategy, where he led growth engagements for corporate clients and private equity firms. He is a co-founder of Accenture BLOOM, a digital strategy practice that invents, incubates, and scales new growth opportunities in partnership with clients. He was also the global Strategy lead for Accenture's “Cloud First” program, driving innovation, growth, and digital transformation with cloud technologies.

“The Company has reached an important stage in its growth journey, as each of its businesses are scaling operations to meet increasing demand,” said Martin Kay. “We believe that there is a significant market opportunity right now for our integrated offerings to create value for investors and entrepreneurs alike, and I’m eager to lead continuing expansion and results-driven execution as we build the Company’s profile as a publicly-traded company and generate returns for stakeholders.”

Mr. Kay began his career at Bain & Company, where he filled roles of increasing responsibility to become a Partner and lead the global Telecom, Media, and Technology practice. Mr. Kay holds an MA in Physics from Oxford University and an MBA from the Stanford Graduate School of Business.

Martin Kay

Dr. Cecilia Lenk

About Netcapital Inc.

Netcapital Inc. is a fintech company with a scalable technology platform that allows private companies to raise capital online and provides private equity investment opportunities to investors. The company's consulting group, Netcapital Advisors, provides marketing and strategic advice and takes equity positions in select companies with disruptive technologies. The Netcapital funding portal is registered with the U.S. Securities & Exchange Commission (SEC) and is a member of the Financial Industry Regulatory Authority (FINRA), a registered national securities association.

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Contact

800-460-0815

ir@netcapital.com

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